CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information Independent Auditors" and to the use of our reports dated August 9, 2002 with respect to Alliance Bond Fund, Inc. (comprising respectively, the Corporate Bond Portfolio, Quality Bond Portfolio and U.S. Government Portfolio) which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-48227 and 811-2383) of Alliance Bond Fund, Inc.



                                               ERNST & YOUNG LLP



 New York, New York

 October 23, 2002



00250.0157 #357391